Exhibit 32

WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Solely for the purposes of complying with 18 U.S.C. s.1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned President and Chief Executive Officer and the VP Finance and Chief Financial Officer of RBS Global, Inc. and Rexnord Corporation, hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Corporation for the three and six months October 3, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of RBS Global, Inc. and Rexnord Corporation.

Date: November 10, 2004
	By:	/s/ ROBERT A. HITT
	Name:	Robert A. Hitt
	Title:	President and Chief Executive Officer

	By:	/s/ THOMAS J. JANSEN
	Name:	Thomas J. Jansen
	Title:	VP Finance and Chief Financial Officer